SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	October 30, 2006
Capital Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-14788	94-6181186
(Commission File Number)	(I.R.S. Employer Identification No.)
410 Park Avenue, 14th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 655-0220
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 30, 2006, Capital Trust, Inc. (the “Company”) issued a press release announcing its underwritten overnight public offering of shares of its class A common stock. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On October 30, 2006, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc. (the “Underwriter”) pursuant to which the Company agreed to sell to the Underwriter 2,000,000 shares (the “Offered Shares”) of the Company’s class A common stock, par value $0.01 per share. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

On October 31, 2006, Venable LLP delivered its legality opinion with respect to the Offered Shares. A copy of the legality opinion is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 30, 2006, between Bear, Stearns & Co. Inc. and Capital Trust, Inc.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press release, dated October 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

October 31, 2006	By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

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